EXHIBIT 99.2

ACKNOWLEDGMENT AND AGREEMENT

RELATED TO PROMISSORY NOTE OBLIGATIONS

This Acknowledgment and Agreement Related to Promissory Note Obligations (“Agreement”) is being made and entered into this 27th day of September, 2006, by and among Hearthstone Properties Delaware, LLC (“Hearthstone” or “Landlord”) and Nationwide Auction Systems, Inc. “Nationwide”)

A. Reference is made to that certain Settlement Agreement dated May 25, 2006 (the “Settlement Agreement”) by and among Don Haidl, Corey P. Schlossmann, the Capital Direct 1999 Trust and the Core Capital IV Trust, both California trusts, Hearthstone Properties, LLC, a California limited liability company, Hearthstone, Entrade, Inc., a Pennsylvania corporation, and Public Liquidation Systems, Inc. and Asset Liquidation Group, Inc., both Nevada corporations, which have subsequently merged and resulted in Nationwide.

C. Paragraph 1D of the Settlement Agreement requires, among other things, that Nationwide issue to various entities (the “Payees”) certain promissory notes in payment of obligations purportedly due under various leases (collectively, the “Leases”) between Nationwide and the payees described therein (collectively, the “Back Rent Notes”). The parties agree that, through no party’s fault, the Back Rent Notes have not yet been issued as of the date of this Agreement.

D. The Settlement Agreement contemplates that the parties will attempt to reconcile certain disputed amounts in their collective determination of the amounts due under the Back Rent Notes.

E. The parties desire to: (i) acknowledge that the failure to issue the Back Rent Notes has not resulted in a default under the Settlement Agreement and (ii) amend the Settlement Agreement as more fully described herein.

NOW THEREFORE, in consideration of the mutual promises herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Acknowledgements Regarding Potential Defaults. Each of the undersigned hereby acknowledges and agrees that, effective as of the date hereof:

(a) Nationwide’s failure to issue the Back Rent Notes shall not be deemed a default under the Settlement Agreement. To the extent that any party has asserted that this failure has resulted in a default under the Settlement Agreement by any other party, such assertion is hereby rescinded and waived.

(b) Schedule 1(b) hereto reflects the reconciled back rent amounts due under the terms of the Leases and shall be substituted for Schedule 1D of the Settlement Agreement.

2. Agreement Regarding New Form of Notes. The Back Rent Notes will be in the form of the promissory note(s) attached hereto as Exhibit A, which will be substituted for the form of promissory note attached as Exhibit G to the Settlement Agreement and will be the promissory notes referenced in Section 2 of the Amendments to the Leases executed and delivered in accordance with the Settlement Agreement.

3. Agreement Regarding Entrade Consideration. In partial consideration for entering into this Agreement, Entrade agrees to issue to the Payees a 5 year Warrant (as defined in the Settlement Agreement), exercisable at $0.10 per share, for the number of restricted shares set forth on Schedule 3 hereto. Entrade shall issue such Warrants simultaneously with the execution and delivery hereof.

4. No Other Amounts Owed. Landlord hereby acknowledges that except for the Back Rent Notes issued hereunder and the continuing obligations under the leases between Landlord and Nationwide for the properties located in City of Industry, CA and Benicia, CA, Nationwide owes no further amounts to Landlord in respect of any lease between the parties or their respective affiliates.

5. Miscellaneous. This Agreement shall become effective upon the date first set forth above. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one agreement. A facsimile of an executed copy of this Agreement shall have the same force and effect as an original executed copy.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

LANDLORD:	HEARTHSTONE PROPERTIES DELAWARE, LLC

	By:	/s/ Corey P. Schlossmann
Corey P. Schlossmann, Manager

NATIONWIDE:	NATIONWIDE AUCTION SYSTEMS, INC.

	By:	/s/ Greg O’Neill
Greg O’Neill, President

Schedule 1(b)

To Acknowledgement and Agreement

Regarding Promissory Note Obligations

The following is substituted for Schedule 1D of the Settlement Agreement:

Payee	Principal Amount of Note to be Issued
Hearthstone Properties Delaware, LLC	$202,650.45	*
Hearthstone Properties, LLC	$1,708,591.09	*

*	Subject to certain performance based discounts as set forth in the applicable notes

Schedule 3

To Acknowledgement and Agreement

Regarding Promissory Note Obligations

Upon execution of the Agreement, Entrade will issue warrants (for restricted shares) as follows:

Issue to:	No. of Warrants (restricted shares)		Exercise Price	Warrant Term
Hearthstone Properties Delaware, LLC	20,265	*	$0.10 per share	5 years
Hearthstone Properties, LLC	164,862	*	$0.10 per share	5 years

*	Shares issuable under the warrants are not registered and will be restricted shares.

Exhibit A

To Acknowledgement and Agreement

Regarding Promissory Note Obligations

Form of Promissory Note to be issued to Hearthstone Properties Delaware, LLC

$202,650.45	September 27, 2006

The undersigned (“Maker”), Nationwide Auction Systems, Inc., a Nevada corporation, for value received, and intending to be legally bound hereby, promises to pay to the order of Hearthstone Properties Delaware, LLC, a Delaware limited liability company (“Payee”), at 20130 Via Cellini, Northridge, California 91326 or at such other place or places as Payee may designate in writing, the principal sum of TWO HUNDRED TWO THOUSAND SIX HUNDRED FIFTY AND 45/100 Dollars ($202,650.45), plus interest (if any) as described below, with all principal owed hereunder payable in full on November 15, 2006 (the “Maturity Date”).

No interest shall accrue under this Note unless until either a scheduled payment is not timely made or any principal amounts remain outstanding on the Maturity Date.

Payment of this Note shall be made in accordance with the payment schedule attached hereto as Schedule 1. Notwithstanding the attached payment schedule, in the event that Maker makes aggregate payments of $178,062 (the “Prepayment Amount”) on or before the Maturity Date, then: (i) the balance of the amounts due shall be immediately discounted and forgiven in full, and this Note shall be deemed paid in full as of the date of payment of the Prepayment Amount and (ii) Payee shall have no right to the Additional Entrade Consideration (as defined below).

If Maker fails to pay all of the Prepayment Amount on or before the Maturity Date or if Maker fails to timely make any scheduled payment, then commencing on the Maturity Date (in the case of the failure to pay the Prepayment Amount) or on the date of the failure to make a scheduled payment (in the case of a failure to make a scheduled payment), whichever is applicable, (i) interest shall begin to accrue on the outstanding balance under this Note at the rate of ten percent (10%) per annum, (ii) the Maturity Date shall be extended to July 15, 2007 (the “Extended Maturity Date”), and (iii) Entrade shall pay to the Payee the “Additional Entrade Consideration” (defined below).

For purposes of this Note, the “Additional Entrade Consideration” means a non-interest bearing promissory note issued by Entrade Inc., Maker’s parent corporation (“Entrade”), in an amount equal to 10% of the then outstanding principal balance of this Note (a “Bonus Note”), due 2 years from the date of issuance, and otherwise consistent with the form and terms of the analogous promissory notes issued to subscribers in Entrade’s currently outstanding private placement of Entrade securities (the “Private Placement”). For illustrative purposes only, in the event that Maker fails to make any principal payment on or before the Maturity Date, then the Additional Entrade Consideration due on the Maturity Date would be a Bonus Note in the amount of $20,265.

All interest and principal shall be due and payable on the Maturity Date. Interest shall be calculated based upon a year consisting of 365 days and charged for the actual number of days elapsed. For all purposes of this Note, a payment shall be deemed made timely or when due if it is made on the date specified on Schedule 1 or not later than the end of the fifth business day thereafter except for the payment of the Prepayment Amount, which shall be made on or prior to the Maturity Date with no grace or cure period.

Without limiting the other prepayment right set forth herein, this Note may be prepaid by Maker at any time, without penalty.

It is expressly agreed by Maker that time is of the essence hereof, and it shall be an “Event of Default” hereunder if:

(i) Maker shall fail to pay any amount of principal or interest on or after the Maturity Date when due hereunder; or

(ii) Maker is or becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due, or Maker applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for Maker or any of its property, or makes a general assignment for the benefit of creditors, or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Maker or for a substantial part of Maker’s property and is not discharged within ninety (90) days, or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law is commenced in respect of Maker, and if such case or proceeding is not commenced in respect of Maker, it is consented to or acquiesced in by Maker or remains for ninety (90) days undismissed, or Maker takes any action to authorize, or in the furtherance of, any of the foregoing; or

(iii) Maker defaults in any of its obligations under either of those Leases, dated May 25, 2001, between Maker and Hearthstone Properties, LLC, a California limited liability company, and between Maker and HFT Alaska Asset Preservation Trust, as the same have heretofore been and may hereafter be amended, and such default has not been cured within the time period, if any, specified in such Lease; or

(iv) An Event of Default occurs under the Letter Agreement, dated as of the date hereof, among Corey P. Schlossmann, Maker, Truckcenter.com LLC and Entrade, Inc.; or

(v) Maker discontinues the active conduct of any significant part of its business or announces its intention to do so; or

(vi) An Event of Default occurs under the Promissory Note of Maker, dated the date hereof, in the principal amount of $202,650.45 payable to the order of Hearthstone Properties Delaware, LLC.

Upon the occurrence of any Event of Default, the obligation of Maker to pay the entire principal amount hereof then remaining outstanding, together with all interest theretofore accrued and unpaid thereon, shall automatically be accelerated and such amounts shall become immediately due and payable.

In addition to the other sums payable hereunder, Maker agrees to pay to the holder all reasonable attorneys’ fees and costs that may be incurred by the holder of this Note in enforcing any of the terms hereof after an Event of Default.

Except as otherwise provided in this Note, Maker hereby waives presentment, notice of non-payment, notice of dishonor, and protest of any dishonor, and agrees that its liabilities shall be unconditional without regard to the liability of any other party and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the holder hereof. Further, Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the holder hereof with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker and without affecting its liability hereunder.

The holder hereof shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The waiver of any event shall not be construed as a waiver of any other right or remedy, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or of any other right or remedy.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is deemed to be invalid or unenforceable under such law, such provision shall be ineffective only to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other provision of this Note.

Maker (and the undersigned representative of Maker, if any) represents that Maker has full power and authority and legal right to execute and deliver this Note and this Note shall be binding on Maker and its respective successors and assigns.

This Note shall be governed by and construed according to the internal laws of the State of Illinois without regard to principles of conflicts of law.

MAKER AND LENDER EACH CONSENT TO JURISDICTION IN THE STATE OF CALIFORNIA AND VENUE IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF LOS ANGELES FOR SUCH PURPOSES AND THEY EACH WAIVE ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND ANY OBJECTION THAT SUCH COUNTY IS INCONVENIENT. MAKER AND LENDER EACH HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THIS PROMISSORY NOTE.

IN WITNESS WHEREOF, Maker has duly executed this Secured Promissory Note as of the date first above written.

NATIONWIDE AUCTION SYSTEMS, INC.,
a Nevada corporation

By:	/s/ Greg O’Neill
Greg O’Neill
Its:	President

ENTRADE, INC, a Pennsylvania corporation

By:	/s/ Peter R. Harvey
Peter R. Harvey
Its:	President

Schedule 1 to Promissory Note

Payment Schedule

Date	Amount
9/30/06	$33,775
10/15/06	$16,888
11/15/06	$16,888
12/15/06	$16,888
1/15/07	$16,888
2/15/07	$16,888
3/15/07	$16,888
4/15/07	$16,888
5/15/07	$16,888
6/15/07	$16,888
7/15/07	$16,883.45

Total:	$202,650.45	*

*	Subject to discount as set forth in the Note

To the extent any accrued interest has accrued under the note, all such interest shall be payable with the next scheduled principal payment.